DIGITAL TRANSMISSION SYSTEMS, INC.


                          10.0% Subordinated Debenture
                               Due January 7, 2003
                                Principal Amount
                                   $400,000.00





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                                Table of Contents
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                                                                          Page #
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1.   PAYMENT TERMS ..........................................................  1
     1.1  Interest ..........................................................  1
     1.2  Payment; Default ..................................................  1
     1.3  Mandatory Redemption ..............................................  3
     1.4  Cancellation of Promissory Note ...................................  3

2.   Covenants of Company ...................................................  3
     2.1  Use of Proceeds ...................................................  3
     2.2  Corporate Existence ...............................................  3
     2.3  Maintenance of Properties, Etc. ...................................  4
     2.4  Nature of Business ................................................  4
     2.5  Insurance .........................................................  4
     2.6  Taxes, Claims for Labor and Materials .............................  4
     2.7  Compliance with Laws, Agreements, Etc. ............................  4
     2.8  ERISA Matters .....................................................  5
     2.9  Books and Records; Rights of Inspection ...........................  5
     2.10 Reports ...........................................................  5
     2.11 Limitations on Debt and Obligations ...............................  6
     2.12 Guaranties ........................................................  7
     2.13 Limitation on Liens ...............................................  7
     2.14 Restricted Payments ...............................................  8
     2.15 Investments .......................................................  9
     2.16 Mergers, Consolidations and Sales of Assets .......................  9
     2.17 Transactions with Affiliates ...................................... 11
     2.18 Notice ............................................................ 11
     2.19 Board of Directors:  Observer Rights .............................. 12
     2.20 Annual Plan ....................................................... 12

3.   Subordination of This Debenture ........................................ 12
     3.1  Subordination ..................................................... 12
     3.2  Liquidation, Etc. ................................................. 12
     3.3  Senior Indebtedness Default ....................................... 13
     3.4  Subrogation ....................................................... 13
     3.5  Company's Obligations Not Impaired ................................ 13

4.   Conversion of This Debenture ........................................... 14
     4.1  Conversion Privilege .............................................. 14
     4.2  Reservation of Shares ............................................. 14
     4.3  Conversion Procedure .............................................. 14

5.   Restrictions on Transfer, Registration Rights .......................... 20
     5.1  Legends; Restrictions on Transfer ................................. 20
     5.2  Registration Rights ............................................... 20

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6.   Events of Default; Remedies ............................................ 20
     6.1  Events of Default ................................................. 20
     6.2  Remedies Upon Default ............................................. 22
     6.3  Acceleration of Maturities ........................................ 22

7.   Amendments, Waivers and Consents ....................................... 23
     7.1  Consent Required .................................................. 23
     7.2  Solicitation of Debenture Holders ................................. 23
     7.3  Effect of Amendment or Waiver ..................................... 23

8.   Interpretation of Debenture; Definitions ............................... 23
     8.1  Definitions ....................................................... 23
     8.2  Accounting Principles ............................................. 26
     8.3  Directly or Indirectly ............................................ 26

9.   Miscellaneous .......................................................... 26
     9.1  Expenses, Stamp Tax Indemnity ..................................... 26
     9.2  Powers and Rights Not Waived; Remedies Cumulative ................. 27
     9.3  Notices ........................................................... 27
     9.4  Assignments ....................................................... 28
     9.5  Survival of Covenants ............................................. 28
     9.6  Severability ...................................................... 28
     9.7  Governing Law ..................................................... 28
     9.8  Captions; Counterparts ............................................ 28

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THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.


                       DIGITAL TRANSMISSION SYSTEMS, INC.
                10.0% Subordinated Debenture due January 7, 2003

No.__________                                                   Atlanta, Georgia
$400,000.00                                                      January 7, 2000


         FOR VALUE RECEIVED, Digital Transmission Systems, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Wi-LAN, Inc., a Province of Alberta, Canada corporation ("Purchaser"), pursuant to that certain convertible debenture purchase agreement between the Company and Purchaser dated December 29, 1999 (the "Debenture Purchase Agreement") at such place as Purchaser may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, by automatic debit, the aggregate principal sum of Four Hundred Thousand Dollars ($4000,000.00) and any accrued but unpaid interest thereon. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture Purchase Agreement.

         1.       PAYMENT TERMS

                  1.1 Interest. Interest shall accrue from the date of issue of this Debenture at the rate of 10.0% per annum, payable quarterly by automatic debit on the first day of each March, June, September and December, commencing March 1, 2000, and ending at maturity, to mature on January 7, 2000. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any principal payment due under this Debenture not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, and any accrued but unpaid interest shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at an annual rate of 15% in respect of such principal and such unpaid interest until such unpaid amounts have been paid in full (whether before or after judgment).

                  1.2 Payment; Default. (a) If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Georgia, the due date thereof shall be extended to the next succeeding business day. Demand,

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presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

                  (b) If there is any default under this Debenture, and this Debenture is placed in the hands of an attorney for collection, or is collected through any Court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs actually incurred in collecting or attempting to collect or securing or attempting to secure this Debenture or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Georgia or any state in which any collateral is situated.

                  (c) The holder of this Debenture may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Debenture
(i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Debenture, (iii) suspend the right to enforce this Debenture with respect to any persons, (iv) change, exchange, or increase any property in which the holder has any interest securing this Debenture, (v) justifiably or otherwise, impair any of the collateral or suspend the right to enforce against any such collateral, and (vi) at any time it deems necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

                  (d) This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 3000 Northwoods Parkway, Building 330, Norcross, Georgia 30071, or such other address as the Company shall have advised the holder of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duty executed by the registered holder of this Debenture or its attorney duty authorizing in writing. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder thereof.

                  (e) Any provision herein, or in the Debenture Purchase Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Purchaser nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Purchaser or any holder hereof shall be paid, as Interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Debenture at the time in question. If any construction of this Debenture or the Debenture Purchase Agreement, or arty and all other papers, agreements or commitments, indicate a different right given to Purchaser or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Debenture, the Debenture Purchase Agreement, and all other

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documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. If Purchaser or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Debenture, and if this Debenture is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment as an expense or fee rather than as interest, and (ii) "spread" the total amount of interest throughout the entire term of this Debenture.

                  1.3 Mandatory Redemption. Holders of this Debenture may at any time require the Company to redeem part or all of this Debenture if (i) there occurs a Change in Control (as defined in Section 8), (ii) the Company's Common Stock is no longer trading on the NASDAQ over the counter bulletin board, or
(iii) the Company's Common Stock ceases to be publicly traded. In such case, holders of this Debenture may give notice to the Company any of mandatory redemption not less than 15 nor more than 30 days prior to the Redemption Date, in each case specifying the Redemption Date, the aggregate principal amount of this Debenture to be redeemed on such date, the principal amount of this Debenture held by such holder to be redeemed on such date, and the Redemption Price, which shall be equal to the sum of (A) the aggregate principal amount of this Debenture tendered for redemption, plus (B) all accrued but unpaid interest on such this Debenture, plus (C) interest on any principal payment not paid when due and any accrued but unpaid interest at an annual rate of 15% in respect of such principal and such unpaid interest, plus (D) any expenses or costs of collection to which the holder of this Debenture is entitled pursuant to the Debenture.

                  1.4 Cancellation of Promissory Note. Purchaser upon receipt of this Debenture shall cancel and return to the Company as "paid in full" the promissory note made by the Company to Purchaser in the principal amount of $400,000 dated December 29, 1999.

         2. Covenants of Company. From and after the Closing Date and continuing so long as any amount remains unpaid on this Debenture.

                  2.1 Use of Proceeds. The Company shall use the proceeds of this Debenture for general corporate purposes, including working capital and debt repayment.

                  2.2 Corporate Existence. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would

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not have a Material Adverse Effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and all licenses and permits necessary to the proper conduct of its business.

                  2.3 Maintenance of Properties, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions required in the opinion of the Company to maintain the efficiency thereof.

                  2.4 Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Debenture

                  2.5 Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage with respect to their respective properties arid business in such forms and amounts and against such risks, casualties and contingencies as the Company believes are customary for corporations of comparable size arid condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

                  2.6 Taxes, Claims for Labor and Materials. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

                  2.7 Compliance with Laws, Agreements, Etc. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing

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such business operations and the use and ownership of such property, and (ii)
all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound,

                  2.8 ERISA Matters. If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC at the time that such notice is so filed.

                  2.9 Books and Records; Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which entries will be made of all dealings or of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial record, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request, subject to Purchaser's duties of confidentiality.

                  2.10 Reports. The Company will furnish to Purchaser the following information, which information shall be subject to confidential treatment by Purchaser:

                  (a) Monthly Statements. Within 30 days after the end of each month, beginning the month of January 2000, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

                  (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) consolidated balance sheets of the Company and
Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                           (ii) consolidated statements of income of the Company
and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

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                           (iii) consolidated statements of cash flows of the
Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company that such financial statements fairly present the financial condition and results of operations and cash flows of the Company at and for the periods presented, subject to normal year-end adjustment:

                  (c) Annual Statement. As soon as available and in any event within 90 days after the close of each Fiscal year of the Company, copies of:

                           (i) consolidated balance sheets of the Company and
Subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated statements of income and
consolidated statements of changes ill stockholders, equity and cash flows of tile Company and Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing:

                  (d) Special Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                  (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company to any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal of state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

                  (f) Requested Information. With reasonable promptness, such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

                  2.11 Limitations on Debt and Obligations. Except as to

                           (i) Indebtedness existing on the date hereof and
reflected on the Company's unaudited balance sheet as of September 30, 1999;

                           (ii) the Indebtedness incurred pursuant to this
Debenture;

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                           (iii) accounts payable and other trade payables
incurred in the ordinary course of business;

                           (iv) purchase money indebtedness incurred by the
Company in the purchase of equipment and other property used by the Company in the ordinary course of business, such purchase money indebtedness not to exceed an aggregate amount of principal and accrued interest thereon of $1,000,000 at any time outstanding;

                           (v) obligations of the Company pursuant to
capitalized leases;

                           (vi) Indebtedness that refinances secured
Indebtedness under clause (i) above, provided that the collateral for such new Indebtedness is the collateral for the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount Outstanding under the refinanced Indebtedness, and

                           (vii) Indebtedness incurred in connection with the
acquisition of a business (including the assets of a business), provided such Indebtedness is secured solely by the assets of the business so acquired;

the Company and its Subsidiaries shall not, on a consolidated basis, incur additional indebtedness which is senior to or pari passu with this Debenture in excess of an aggregate amount of principal and interest of $1,500,000 at any time outstanding without the prior written consent of Purchaser. Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of the Company and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or clause (vi)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of the outstanding principal amount of such Indebtedness to "eligible receivables" and/or "inventory" remains the same (howsoever such terms are defined but provided such definitions remain consistent).

                  2.12 Guaranties. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in maximum financial exposure to the amounts set forth in, and are incurred in compliance with, the provisions of Section 2.11 of this Debenture.

                  2.13 Limitation on Liens. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon

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conditional sales agreement or other title retention devices, except those Liens which exist as of the date hereof as set forth on Schedule 2.13, and except:

                  (a) purchase money liens on and security interests in equipment hereafter acquired securing Indebtedness permitted by Section 2.11(iv) of this Debenture, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other properly of the Company or any Subsidiary;

                  (b) liens for taxes (excluding federal and state income taxes) not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

                  (c) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business of the Company or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

                  (d) deposits or pledges to secure the performance of bids, tenders, contracts, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Company or any Subsidiary; and

                  (e) other encumbrances consisting of zoning restrictions, casements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do riot materially detract from the value of the premises or the business, properties or assets of the Company or any Subsidiary.

                  2.14 Restricted Payments. Except as set forth on Schedule 2.14, the Company will not, without the prior written consent of Purchaser and except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except dividends or other distributions payable solely in shares of Common Stock of the Company; or

                  (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

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                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, provided, that distributions from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall be permitted.

                  2.15 Investments. The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business of the Company or any Subsidiary, without the prior written consent of Purchaser, except:

                  (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                  (b) Investments in certificates of deposit maturing within one year from the date of origin by a bank or trust company organized under the laws of the United States, or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or AA or better by Moody's investors Service, Inc.;

                  (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                  (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                  (e) receivables arising from the sate of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

                  (f) acquisitions, mergers, and consolidations permissible under Section 2.16(a)(ii).

                  2.16 Mergers, Consolidations and Sales of Assets.

                  (a) Without the prior written consent of Purchaser, the Company will not, and will nor permit any Subsidiary to (i) consolidate with or be a party to a merger or share exchange with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 2.16) of the assets of Company and its Subsidiaries; provided, however, that

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                           (i) any Subsidiary may merge or consolidate with or
into the Company or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                           (ii) the Company may consolidate or merge with any
other corporation, or acquire all or a substantial portion of the assets of any other entity, provided that such corporation or entity is engaged primarily in the Company's general line of business on a consolidated basis as conducted on the date hereof, and further provided that (A) Company shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (C) such consolidation or merger shall be deemed in the good faith estimate of the Board of Directors to be a consolidation or merger that will be accretive to earnings per share in the fiscal year following the consolidation or merger and (D) such consolidation or merger shall be approved by the Company's Board of Directors, and

                           (iii) any Subsidiary may sell, lease or otherwise
dispose of all or any substantial part of its assets to the Company or any other Wholly-owned Subsidiary.

                  (b) Without the prior written consent of Purchaser, the Company will not permit any Subsidiary to issue or sell any shares of stock of any class (Including as "stock" for the purposes of this Section 2.16, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Subsidiary to any person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary,

                  (c) Without the prior written consent of Purchaser, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly- owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met

                           (i) simultaneously with such sale, transfer or
disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety,

                           (ii) the Board of Directors of the Company shall have
determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

                           (iii) such stock and Indebtedness is sold,
transferred or otherwise disposed of to a person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (iv) the Subsidiary being disposed of shall not have
any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                           (v) such sale or other disposition does not involve a
substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

                  (d) As used in this Section 2.16, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during, the twelve month period ending on the date of such sale, lease or other disposition, exceeds 50 percent of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

                  2.17 Transactions with Affiliates. Except as set forth on
Schedule 2.17, without the prior written consent of Purchaser, the Company will not and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or Such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained in an arm's-length transaction with a person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company.

                  2.18 Notice. The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any material default or material event of default under any other agreement providing for Indebtedness of the Company or any Subsidiary or tinder a capitalized lease obligation, (iii) any material actions, suits or proceedings instituted by any person against the Company or a Subsidiary or affecting any of the assets of the Company or any Subsidiary, or
(iv) any investigation initiated by, or any dispute between and any governmental regulatory body, on the one hand, and the Company or any Subsidiary, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Debenture to disclose any such information provided in (iii) or
(iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

                  2.19 Board of Directors: Observer Rights. As soon as practicable, and in nu case later than 30 days after the Closing of the transactions contemplated hereby, nominees of Purchaser shall be nominated to be elected to hold a majority of the seats of the Board of Directors in accordance with the Company's Articles of Incorporation and Bylaws and as reasonably acceptable to the Company. Any nominee of Purchaser hereunder shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of the Company, including indemnity and advancement of expenses to the fullest extent permitted under applicable law,

                  2.20 Annual Plan. The Board of Directors shall adopt no later than the sixtieth day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors.

         3.       Subordination of This Debenture.

                  3.1 Subordination. The indebtedness evidenced by this Debenture, including principal and interest, shall be Subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money only as set forth on Schedule 3.1 (the "Senior Indebtedness"), and the indebtedness evidenced by this Debenture shall be senior in right of payment to all other Indebtedness of the Company which is expressly stated to be subordinate or junior in any respect to other Indebtedness of the Company, including this Debenture.

         3.2      Liquidation, Etc.

                  (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of this Debenture shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to this Debenture (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at tile time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to this Debenture until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

                  (b) Without in any way modifying the provisions of this
Section 3 or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Purchaser of any contemplated dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

                  3.3 Senior Indebtedness Default. The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or Purchase or acquire for value, any of this Debenture if any default has occurred and is continuing with respect to the payment of principal of, premium if any, or interest on any Senior Indebtedness

                  3.4 Subrogation. Upon the prior payment in full of ail Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Debenture shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the Purchaser otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness and Purchaser, be deemed to be payment by the Company to or on account of this Debenture, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  3.5 Company's Obligations Not Impaired. Nothing contained in this Section 3 is intended to or shall impair, as between the Company and Purchaser, the obligation of the Company, which is absolute and unconditional, to pay the Purchaser the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with the terms of this Debenture, or is intended to or shall affect the relative rights of the Purchaser other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Section 3, shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Debenture.

         4.       Conversion of This Debenture.

                  4.1 Conversion Privilege. This Debenture shall be convertible at any time into shares of Common Stock at the Conversion Ratio. The initial Conversion Price shall be $ 1.00 per share, so that immediately after the Closing this Debenture shall be convertible into 400,000 shares of Common Stock. Any portion of the outstanding principal balance of this Debenture may be converted at the election of the holder of any Debenture into shares of Common Stock at ally time and from time to time, at the Conversion Ratio and the Conversion Price then in effect, from and after the Closing and until the repayment in full of the principal amount, all accrued but unpaid interest under, and all expenses and other costs required to be paid by the Company under this Debenture. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of this Debenture of a certificate representing the proper number of shares of Common Stock to be issued to such holder upon such conversion. Conversion of any portion of the principal balance of this Debenture shall not relieve the Company to pay any accrued but unpaid interest through the date of conversion on the portion of the principal balance of this Debenture so converted. In no case shall interest be convertible into Common Stock,

                  4.2 Reservation of Shares. The Company shall take all such corporate action as may be required to validly reserve for issuance a sufficient number of shares of Common Stock into which this Debenture may be converted.

                  4.3 Conversion Procedure.

                  (a) This Debenture shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the holder, in whole or in part, at any time. The holder shall effect conversions by delivering to the Company a written notice (the "Conversion Notice"), accompanied by the certificate representing this Debenture to be converted. Each Conversion Notice shall specify the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (the "Conversion Date"), which shall in no event be earlier than the date such Conversion Notice is given in accordance with Section 4.3(i) below. Each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all this Debenture held by such holder, the Company shall promptly deliver to the holder a certificate for such number of this Debenture as have not been converted.

                  (b) Within ten trading days after the Conversion Date, the Company shall deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of this Debenture, and (ii) a certificate representing the number of this Debenture not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any this Debenture, until certificates evidencing such this Debenture are either delivered to the Company or any transfer agent for the Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                  (c) (i) The initial Conversion Price shall be $1.00 per share.

                           (ii) If the Company, at any time while any this
Debenture is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 4.3(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shires of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4.3(c)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (iii) If the Company, at any time while any of this
Debenture is outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 4.3(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 4.3(c)(iii), if such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 4.3 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv) If the Company, at any time while any this
Debenture is outstanding, shall issue (A) options or warrants entitling the holder to subscribe for or purchase shares of Common Stock at an exercise price less than the Conversion Price, or (B) securities convertible into Common Stock at a conversion price less than the Conversion Price, then the Conversion Price designated in Section 4.3(c)(i) shall be automatically reset to such lower conversion price, provided that the adjustment provided by this Section 4.3(c)(iv) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the Closing Date, and further, shall not be applicable until the Company shall have issued options, warrants, or convertible securities, exercisable or convertible into 400,000 shares of Common Stock at an exercise or conversion price less than the Conversion Price, provided that such exercise or conversion price is equal to or greater than the Per Share Market Value on the date of issuance. Such adjustment shall be made whenever such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price, and such adjustment shall become effective immediately after the date on which such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price.

                           (v) In case the Company, at any time while this
Debenture is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Debenture) evidences of its indebtedness, or assets or rights or warrants, to subscribe for or purchase any security (excluding those referred to in Section 4.3(c)(iii) above) then in each such case the Conversion Price at which this Debenture shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Company in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of this Debenture and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determination by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of this Debenture of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (vi) All calculations tinder this Section 4.3 shall
be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (vii) Whenever the Conversion Price is adjusted
pursuant to Section 4.3(c)(ii), (iii), (iv) or (v), the Company shall promptly mail to each holder of this Debenture, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (viii) In case of any reclassification of the Common
Stock, any consolidation or merger of the Company with or into another person, any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property, then the holders of this Debenture then outstanding shall have the right thereafter to convert such this Debenture only into the kind and amount of shares of stock and other securities and property receivable upon or decreed to be held following such reclasification, consolidation, merger, sale, transfer or share exchange by a holder of a number of shares of the Common Stock of the Company into which such this Debenture could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of shares of this Debenture the right to receive the securities or property set forth in this
Section 7.3(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers of share exchanges.

                           (ix) In case:

                                   (A) the Company shall declare a dividend (or
any other distribution) on its Common Stock; or

                                   (B) the Company shall declare a special
nonrecurring cash dividend on or a redemption of its Common Stock; or

                                   (C) the Company shall authorize the granting
to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                                   (D) the approval of any stockholders of the
Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                                   (E) of the voluntary or involuntary
dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the holders of this Debenture at their last addresses as they shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is riot to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (d) In case at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors of the Company are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of this Debenture (different than or distinguished from the effect generally on the rights of holders of any indebtedness of the Company) or in case at any time any such conditions are expected to arise in the opinion of the Board of Directors of the Company by reason of any action contemplated by the Company, an Appraiser selected by the holders of more than 50% of the principal amount of this Debenture shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 4.3), of the Conversion Price (including, if necessary, any adjustment as to the securities into which this Debenture may thereafter be convertible) and any distribution which is or would be required to preserve without diluting tile rights of the holders of this Debenture; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of this Debenture, such number of shares of Common Stock as shall be Assumable (taking into account the adjustments and restrictions of Section 4.3(c) hereof) upon the conversion of all outstanding this Debenture. The Company covenants that all shares of Common Stock that shall he so issuable shall, upon issue, be duly and validly issued and fully paid and nonassessable.

                  (f) The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

                  (g) The issuance of certificates for shares of Common Stock on conversion of this Debenture shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of this Debenture converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such Lax has been paid.

                  (h) For purposes of this Debenture,

                  (A) "Conversion Ratio" means, at any time, a fraction, of which the numerator is the aggregate principal amount of this Debenture to be converted into Common Stock, and of which the denominator is the Conversion Price at such time.

                  (B) "Per Share Market Value" means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over- the-counter market as reported by the Nasdaq SmallCap Market at the close of business on such date, or (iii) if the Common Stock is not quoted on the Nasdaq SmallCap Market, the average of the bid and asked price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in

Section 4(c)(v) above) selected in good faith by the holders more than 50% of the principal amount of this Debenture then outstanding; provided, however, that the Company after receipt of the determination by such Appraiser, shall have the tight to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  (C) "Trading day" means (i) a day on which the Common Stock is traded on the Nasdaq National Market or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, a day on which the Common Stock is traded on the Nasdaq SmallCap Market, or (iii) if the Common Stock is not quoted on the Nasdaq SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

                  (i) Each Conversion Notice shall be given by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at such facsimile telephone number, (ii) three days after deposit in the United States mail, or (iii) upon actual receipt by the party to whom such notice is required to be given.

         5.       Restrictions on Transfer, Registration Rights.

                  5.1 Legends; Restrictions on Transfer. Neither this Debenture nor the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Securities Act or any state securities laws.

                  5.2 Registration Rights. The Purchaser shall be entitled to register Common Stock issuable upon conversion of this Debenture as provided in the Registration Rights Agreement.

         6.       Events of Default; Remedies.

                  6.1 Events of Default. The occurrence of any one of the following shall constitute an "Event of Default" under this Debenture:

                  (a) Default shall occur in the payment of interest on any Debenture when the same shall have become due, provided, that any such default shall be curable within two business days if the failure to make such payment when due was caused by a financial institution's error in effecting an automatic debit transaction against an account containing sufficient funds; or

                  (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment, provided, that any such default shall be curable within two business days if the failure to make such payment when due was caused by a financial institution's error in effecting an automatic debit transaction against an account containing sufficient funds; or

                  (c) Default shall be made in the payment of the principal of or interest on any material Indebtedness (other than this Debenture) of the Company or any Subsidiary and such default shall continue beyond the period of grace if any, allowed with respect thereto; or

                  (d) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any material Indebtedness (other than this Debenture) of the Company or any Subsidiary may be issued and such default or event shall continue for a period or time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any Subsidiary outstanding thereunder; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 2.11 through 2.20 hereof which is not remedied within 30 days of notice of such Default; or

                  (f) Default shall occur in the observance or performance of any other provision of this Debenture which is not remedied within 30 days after the earlier of (i) the date on which the Company first obtains knowledge of such default, and (ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

                  (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of this Debenture or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof and would have a Material Adverse Effect, subject to the limitations on survival of Section 9.5; or

                  (h) Final judgments for the payment of money aggregating in excess of $100,000, are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                  (i) The Company or arty Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

                  (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                  (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and., if instituted against the Company or any Subsidiary, are consented to or are riot dismissed within 60 days after such institution.

                  6.2 Remedies Upon Default.

                  (a) If an Event of Default (other than described by Section 6.1(a) or Section 6.1(b))) shall occur, and for so long as such Event of Default continues, the interest rate on this Debenture shall increase by 2% per annum until such Event of Default is cured.

                  (b) [Reserved]

                  (c) When any Event of Default has occurred or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of this Debenture then outstanding.

                  6.3 Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has occurred and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of Section 6.1 has occurred and is continuing, the holder or holders of 50% or more of the principal amount of this Debenture at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all this Debenture to be, and all this Debenture shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or
(k) of Section 6.1 has occurred, then all outstanding this Debenture shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon this Debenture becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of this Debenture the entire principal and interest accrued on this Debenture. No course of dealing on the pall of any Debenture holder nor any delay or failure on the part of any Debenture holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The

Company further agrees, to the fullest extent permitted by law, to pay to the holder or holders of this Debenture all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any this Debenture upon any default hereunder or thereon.

         7.       Amendments, Waivers and Consents.

                  7.1 Consent Required. Any term, covenant, agreement or condition of this Debenture may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding this Debenture; provided that without the written consent of the holders of all of this Debenture then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount, thereof or change the rate of interest thereon,
(ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of this Debenture required to consent to any such amendment modification or waiver of any of the provisions of Section 6 or Section 7.

                  7.2 Solicitation of Debenture Holders. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of this Debenture as consideration for or as an inducement to the entering into by any holder of this Debenture of any waiver or amendment of any of the terms and provisions of this Debenture unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of this Debenture then outstanding.

                  7.3 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of this Debenture and shall be binding upon them, upon each future holder of any Debenture, and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         8.       Interpretation of Debenture; Definitions.

                  8.1 Definitions. As used herein,

                  "Affiliate" means any person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (iii) 10% or more of the Voting Stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

                  "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in Georgia are authorized to close.

                  "Change in Control" means when any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may he cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business).

                  The term "control" (including the terms "controlling," "controlled by" and "under common control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

                  "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

                  "Guaranties" by any person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness or obligation, (B) to maintain working capital or other balance sheet condition or (C) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Debenture, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be

Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

                  "Indebtedness" of any pet-son means and includes all obligations of such person which in accordance with GAAP shall be classified upon a balance sheet of such person as liabilities of such person, and in any event shall include all (i) obligations of such person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such person, even though such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the case of default are limited to repossession or sale or property, (iv) capitalized rentals, and (v) Guaranties of obligations of others of the character referred to in this definition

                  "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

                  "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) material adverse effect upon the validity or enforceability of this Debenture, or (ii) material and adverse effect on the financial condition or results of operations of the Company (a "Material Adverse Effect"), or (iii) material default or potential material default under this Debenture.

                  "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

                  "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

                  "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser of even date herewith.

                  "Security" shall have the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

                  The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

                  "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                  "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares shall be owned by the Company and/or one or more of its Subsidiaries.

                  8.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Debenture, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Debenture.

                  8.3 Directly or Indirectly. Where any provision in this Debenture refers to action to be taken by any person, or which such person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

         9.       Miscellaneous.

                  9.1 Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay to Purchaser so long as Purchaser holds any of this Debenture, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Debenture and this Debenture. The Company also agrees that it will pay and hold Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Debenture or this Debenture, whether or not any this Debenture are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claim to be payable to any person as a result of any actions of the Company or its agents in connection with the transactions contemplated by this Debenture.

                  9.2 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended hereunder, shall extend to or affect any obligation or right not expressly waived or consented to.

                  9.3 Notices. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

If to Purchaser:    Wi-LAN Inc.
                    Suite 300
                    801 Manning Road, N.E.
                    Calgary, Alberta 72E 8J8
                    Attention:  Hatim Zaghloul
                    Facsimile No.:  403-273-5100

with a copy to:     Fred Davidson
                    Burnet, Duckworth & Palmer
                    First Canadian Centre
                    1400, 350 - 7th Avenue, S.W.
                    Calgary, Canada
                    Facsimile No.:  403-260-0332

If to the Company:  Digital Transmission Systems, Inc.
                    3000 Northwoods Parkway, Building 330
                    Norcross, Georgia 30071
                    Attention:  Andres C. Salazar
                    Facsimile No.:  770-798-1325

with a copy to:     Sutherland, Asbill & Brennan, L.L.P.
                    999 Peachtree Street, N.E.
                    Atlanta, Georgia 30309
                    Attention:  Mark D. Wasscrrnan
                    Facsimile No.:  404-853-8806

or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the

Debenture initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any this Debenture initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth.

                  9.4 Assignments. This Debenture may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned; provided, however, Purchaser shall not make any such transfer to a competitor of the Company without the prior written consent of the Company. The Company shall not assign any of its rights nor delegate any of its duties under this Debenture by operation of law or otherwise without the prior express written consent of Purchaser, which may be withheld in Purchaser's sole and unfettered discretion, and if the Company obtains such consent, this Debenture shall be binding upon such assignee.

                  9.5 Survival of Covenants. All covenants made by the Company and the Purchaser herein and in any instruments or certificates delivered pursuant hereto shall survive the closing and the delivery of this Debenture and this Debenture, until the termination of the Debenture which shall terminate and be of no further force or effect upon the payment in full of the principal amount of, all accrued but unpaid interest under, and all expenses and other costs required to be paid by the Company under, this Debenture,

                  9.6 Severability. Should any part of this Debenture for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Debenture had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Debenture without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

                  9.7 Governing Law. This Debenture issued and sold hereunder shall be governed by and construed in accordance with Georgia law, without regard to its conflicts of law rules.

                  9.8 Captions; Counterparts. The descriptive headings of the various Sections or parts of this Debenture are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Debenture may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                                        DIGITAL TRANSMISSION SYSTEMS, INC.


                                        By:  /s/ Andres Salazar
                                             -------------------------------
                                             Name:   Andres Salazar
                                             Title:  Chief Executive Officer